Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES

BOARD OF DIRECTORS LEADERSHIP TRANSITION

BRENTWOOD, Tenn. (March 23, 2018) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced that William M. Gracey, previously the Chair of the Company’s Board of Directors (“Board”) and member of the Company’s Compensation and Governance and Nominating Committees, is resigning due to other professional and personal commitments, and the Board has elected Terry Allison Rappuhn as the new Chair of the Board.

Thomas D. Miller, President and Chief Executive Officer of Quorum Health Corporation, said, “We have been fortunate to have great leadership from Mr. Gracey as our founding Chair and know Ms. Rappuhn will do an outstanding job as our new Board Chair.”

Ms. Rappuhn joined the Company’s Board of Directors in September 2017, and has served as Chair of the Audit and Compliance Committee and as a member of the Governance and Nominating Committee since her appointment. Ms. Rappuhn also currently serves as a director of Akorn, Inc. (NASDAQ: AKRX), a publicly-held specialty pharmaceutical company, and a director of Genesis Healthcare Inc. (NYSE: GEN), one of the nation’s largest post-acute care providers. Previously, Ms. Rappuhn served on the boards of Span-America Medical Systems, Inc. (2016-2017), AGA Medical Holdings, Inc. (2006-2010) and Genesis HealthCare Corporation (2003-2007). From 1999 to April 2001, Ms. Rappuhn served as Senior Vice President and Chief Financial Officer of Quorum Health Group, Inc. (previously a publicly-held company that was acquired by Triad Hospitals, Inc.), an owner and operator of acute care hospitals.

About Quorum Health Corporation

Quorum Health Corporation is an operator of general acute care hospitals and outpatient services in the United States. Through its subsidiaries, the Company owns, leases or operates 29 hospitals in rural and mid-sized markets with an aggregate of approximately 2,750 licensed beds. The Company also operates Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business. More information about Quorum Health Corporation can be found at www.quorumhealth.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that do not relate solely to historical or current facts, including, but not limited to, statements regarding projections, future operations, financial results, cash flows, costs and cost management initiatives, capital structure management, growth rates and operational and strategic initiatives, and can also be identified by the use of words such as “may,” “will,” “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continues,” “thinks,” and words or phrases of similar meaning. These forward-looking statements speak only as of the date hereof and are based on our current plans and expectations and are subject to a number of known and unknown risks, uncertainties and other factors, many of which are difficult or impossible to predict and may be beyond our control. Readers are referred to the documents filed by Quorum Health Corporation with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ materially from any future results or performance expressed or implied in any forward-looking statements in this press release.

Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to revise or update any of these statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.